Exhibit 99.1

PRESS RELEASE

COMMUNITY BANCORP. DECLARES

QUARTERLY DIVIDEND

Derby, VT	For immediate release
For more information contact: Richard C. White at (802) 334-7915

     The Board of Directors of Community Bancorp., the parent company of Community National Bank, has declared a cash dividend of $0.17 per share, payable November 1, 2004 to shareholders of record as of October 15, 2004.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier and Barre.